 POWER OF ATTORNEY

I, Steve Filton, do hereby designate Bruce R. Gilbertv Kirk E. Gorman and Charles F. Boyle to act as my lawful attorneys-in-fact to execute and have delivered on my behalf, with the Securities and Exchange Commission and the New York Stock Exchange, certain forms as they pertain to my reporting of holdings of Universal Health Services, Inc. Common Stock.

Such necessary forms shall consist of Form 4, Statement of Changes in Beneficial Ownership and Form 5, Annual Statement of Changes in Beneficial Ownership.

I hereby ratify and confirm all that said attorney shall lawfully do or cause to be done by virtue hereof.

/s/ Steve Filton

Signed and dated on this 9th day of August 2002.

The undersigned, Bruce R. Gilbert, Kirk E. Gorman and Charles F. Boyle hereby affirm that we are the persons named herein as attorneys-in-fact and that our original signatures are affixed hereto.

/s/ Bruce R. Gilbert                                /s/ Kirk E. Gorman
Bruce R. Gilbert                                        Kirk E. Gorman

/s/ Charles F. Boyle
Charles F. Boyle

Signed and dated on this 9th day of August 2002.

COMMONWEALTH OF PENNSYLVANIA
COUNTY OF MONTGOMERY

On this 9th day of August, in the year 2002, before me, Celeste A. Stellabott, personally appeared Steve Filton, Bruce R. Gilbert, Kirk E. Gorman and Charles F. Boyle, personally known to me and have executed this document in my presence.

/s/ Celeste A. Stellabott        (SEAL)
Signature of Notary Public